SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) April 16, 2001

                           GENERAL BEARING CORPORATION

               (Exact Name of Registrant as Specified in Charter)

          Delaware                      0-22053               13-2796245
(State or Other Jurisdiction         (Commission          (IRS Employer
    of Incorporation)                 File Number)        Identification No.)

                                 44 High Street

                           West Nyack, New York 10994

                    (Address of Principal Executive Offices)

                                 (845) 358-6000

               Registrant's telephone number, including area code

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            This Current Report on Form 8-K is filed by General Bearing
Corporation, a Delaware corporation ("General Bearing"), in connection with the matters described herein.

Item 5. Other Events.

            On April 16, 2001, General Bearing entered into a Termination Agreement (the "Termination Agreement"), dated April 16, 2001, with GBC Acquisition Corp., a Delaware corporation ("AcquisitionCo").

            Pursuant to the Termination Agreement, the Agreement and Plan of Merger dated January 19, 2001 by and between AcquisitionCo and General Bearing was terminated and the proposed merger between General Bearing and AcquisitionCo was abandoned. The parties entered into the Termination Agreement based on the parties' agreement that it was not reasonably feasible to finance the merger transaction give current business conditions.

            The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated by reference.

            On April 16, 2001, General Bearing issued a press release announcing that General Bearing entered into the Termination Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

2.1 Termination Agreement, dated as of April 16, 2001, by and between General Bearing Corporation and GBC Acquisition Corp.

99.1 Press Release, dated April 16, 2001, issued by General Bearing Corporation.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 18, 2001                General Bearing Corporation


                                    By: /s/  David Gussack
                                        -------------------------------
                                             David L. Gussack
                                             President

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                                  EXHIBIT INDEX

Exhibit No.
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2.1 Termination Agreement, dated as of April 16, 2001, by and between General
Bearing Corporation and GBC Acquisition Corp.

99.1 Press Release, dated April 16, 2001, issued by General Bearing Corporation.